U. S. SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549


                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933


                      MAXXZONE.COM, INC
   ------------------------------------------------------
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            Nevada                           88-0503197
 ------------------------------           ---------------
(STATE OR OTHER JURISDICTION OF           (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)          INDENTIFICATION NO.)

    1770 N. Green Valley Pkwy.
    Suite 3214
    Las Vegas, NV                             89014
-----------------------------------     --------------------
 (Address of principal executive            (Zip Code)
         offices)


                       (702) 616-7337
                   -----------------------
    (Registrant's telephone number, including area code)

                Consulting Agreements Between
              the Company and Andrew S. Austin,
 Mitchell L. Costa, Tad Mailander, Eric L. Brown, and David Chang
 ----------------------------------------------------------------
                  (Full title of the plans)

                  Roland Becker, President
                     MaxxZone.com, Inc.
           1770 N. Green Valley Pkwy., Suite 3214
                    Las Vegas, NV  89014
           ---------------------------------------
           (Name and address of agent for service)

                       (702) 616-7337
------------------------------------------------------------
(TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)




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==============================================================================

CALCULATION OF REGISTRATION FEE

Title of Securities  Amount to      Proposed  Proposed Maximum    Registration
To be Registered     be Registered  Maximum   Aggregate Offering  Fee.
                                    Offering  Price
                                    Price

Common Stock,         2,400,000     $0.04*     $96,000.00          $24.00
Par value, $0.001
Per share.


------------------------------------------------------------------------------

* (1) Computed in accordance with Section 6(b) of the Securities Act by multiplying 0.00025 by the proposed maximum aggregate offering price.

Estimated  solely for purposes of calculating  the registration fee. Calculated  in  accordance  with  Rule  457(h) under the
Securities   Act   of 1933 based upon the average of the bid and
Asked price of Common Stock of MaxxZone.com, Inc. as reported on the OTCBB on February 7, 2003.

                             PART I

          Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information

The Company is offering shares of its common stock to individual persons as compensation for services rendered to the Company. The exact services sought as consideration for the common shares issued in this registration statement are set out in the exhibits containing the exact terms of each consultancy. The Company has considered the value of the shares of common stock in relation to the value of the services to be rendered, and the Company's Board of Directors has, by resolution, determined to enter into the consultancy agreements and further has agreed upon the number of shares issued to be commensurate with the services provided. The following individuals are the natural persons contracting with the Company to provide the consultancy services; the number of shares adjacent to each name is indicative of the compensation to be received under each of the consultancy agreements:


        Andrew S. Austin         1,000,000
        Mitchell L. Costa          200,000
        Eric L. Brown              400,000
        David Chang                600,000
        Tad Mailander              200,000




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Item 2.  Registrant Information And Employee Plan
Annual Information.

The document(s) containing the information specified in Part
I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities
Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration
Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                             PART II

          Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and
Exchange Commission (the    "Commission") by MaxxZone.com,
Inc., a Nevada corporation (the "Company"), are incorporated herein by reference:

       (a) The registrant's Articles of Incorporation filed on June 2, 2000;

       (b)     The registrant's By-Laws filed on June 2,2000;

       (c)     The  Company's Form 10-SB12G  Registration
          Statement initially filed by the Company under the Securities Exchange Act of 1934, as amended (the
          "Exchange  Act"), with the Commission on December 31,
          2001, and subsequent amendments thereto;

       (d)     The  Form  10-KSB annual  report  of  the
          Company   for   its fiscal year ended   April 4,
          2002, as well as the Amended annual report on Form 10-KSB filed on June 7, 2002, and all other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 2002; and

       (e)     All documents subsequently filed by the registrant
          pursuant to sections 13(a), 13(c), 14 and 15(d) of the
          Exchange   Act  during  the  effectiveness of this
          registration statement.




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All  documents  incorporated by reference  herein will  be
made available to all participants without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

      Roland Becker, President, Chief Executive Officer
      MaxxZone.com, Inc.
      1770 N. Green Valley Pkwy., Suite 3214
      Las Vegas, NV 89014
      (206) 612-4399

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The shares registered herein are being issued to the consultants for services provided to the Registrant.
Neither the Registrant's Accountants nor any other experts named in the registration statement have any equity or other interest in the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation of the Company provide for the Indemnification of employees and officers in certain cases. Insofar as indemnification for liabilities arising under the Securities Act of 1922 may be permitted to directors, officers or
persons   controlling  the  company  pursuant  to  the foregoing
provisions, the company has been informed that in the opinion of the securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore not enforceable. At the present time, the Company does not have any officer-director liability insurance although permitted by
Section 78.752 of the GCL, nor does the Company have indemnification agreements with any of its directors, officers, employees or agents.

In  addition,  Section 78.751 of the Nevada  General Corporation
Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the




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right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.




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3.   To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer,
employee   or   agent   is  proper  in  the circumstances. The
determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not
exclude   any   other   rights  to   which   a person seeking
indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.




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 (b)  Continues  for  a person  who  has  ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted  to directors,  officers and controlling persons of  the
Registrant pursuant   to   the  foregoing  provisions,  or
otherwise,   the Registrant has been advised that in the opinion of the
Securities and  Exchange  Commission such indemnification is against  public policy as expressed in the Securities Act and is,
therefore, unenforceable.   In  the event that a claim  for
indemnification against  such  liabilities  (other  than the  payment
by   the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

    4a - Consulting Agreement between MaxxZone.com, Inc. and Andrew S. Austin

    4b - Consulting Agreement between MaxxZone.com, Inc. and Mitchell L. Costa

    4c - Consulting Agreement between MaxxZone.com, Inc. and Eric L. Brown

    4d - Consulting Agreement between MaxxZone.com, Inc. and David Chang

    5 -  Opinion of Mailander Law Office, APC, Tad Mailander, Esq.

    5a - Consent of Mailander Law Office, APC, Tad Mailander, Esq.
            (included in Exhibit 5)

    23.b - Consent of Chavez & Koch, CPA.




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ITEM 9.  UNDERTAKINGS.

(a) The undersigned Company hereby undertakes:

  (1)  To  file,  during any period in which offers or
      sales    are   being   made,  a   post-effective
      amendment  to  this  registration  statement  to
      include any material information with respect to
      the   plan   of   distribution  not   previously
      disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)   To   remove  from registration by means  of  a
      post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The  undersigned Company hereby undertakes  that,
   for  purposes  of  determining any liability  under
   the  Securities Act of  1933, each  filing  of  the
   Company's annual report pursuant  to Section  13(a)
   or  Section 15(d) of the Securities Exchange Act of
   1934  (and,  where applicable, each  filing  of  an
   employee  benefit plan's annual report pursuant  to
   Section  15(d) of the Securities Exchange  Act   of
   1934)  that  is  incorporated by reference  in  the
   registration statement shall be deemed to be a  new
   registration statement relating to the   securities
   offered   therein,   and  the  offering   of   such
   securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in




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   the   opinion   of  the  Securities  and   Exchange
   Commission  such indemnification is against  public
   policy  as  expressed in the Act and is, therefore,
   unenforceable.   In  the event  that  a  claim  for
   indemnification  against  such  liabilities  (other
   than  payment  by the Company of expenses  paid  or
   incurred  by  a  director, officer  or  controlling
   person of the Company in the successful defense  of
   any  action,  suit, or proceeding) is  asserted  by
   such  director, officer, or controlling  person  in
   connection  with  the securities being  registered,
   the  Company  will, unless in the  opinion  of  its
   counsel  the matter has been settled by controlling
   precedent,   submit  to  a  court  of   appropriate
   jurisdiction    the    question    whether     such
   indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      SIGNATURES

Pursuant  to the requirements of the Securities Act of
1933,   the  Company certifies that it has  reasonable
grounds  to  believe   that  it   meets  all  of   the
requirements  for  filing on Form S-8  and   has  duly
caused  this  Registration Statement to be  signed  on
its   behalf   by  the  undersigned,  thereunto   duly
authorized, in the City of Las Vegas, the State of Nevada, on this 7th day of February, 2003.


                              MaxxZone.com, Inc.

                              By:  /s/ Roland Becker
                                 -------------------------
                                 Roland Becker, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                                        February 7, 2003
/s/ Roland Becker
---------------------
Roland Becker









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